Exhibit 5.1

[LETTERHEAD OF CLIFFORD CHANCE US LLP]

February 5, 2013

ZAIS Financial Corp.

Two Bridge Avenue, Suite 322

Red Bank, New Jersey 07701-1106

Ladies and Gentlemen:

We have acted as counsel to ZAIS Financial Corp. (the “Company”) in connection with the offer and sale by the Company of shares of its common stock, par value $0.0001 per share (the “Common Stock”). The Common Stock is being sold pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-185938) (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate. As to factual matters relevant to the opinion set forth below, we have relied upon certificates of officers of the Company and public officials as in our judgment are necessary or appropriate.

Based on the foregoing, and such other examination of law as we have deemed necessary, we are of the opinion that the Common Stock has been duly and validly authorized and, when issued and sold in the manner contemplated by the prospectus for the offering of shares of Common Stock included in the Registration Statement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

The opinion set forth in this letter relates only to the General Corporation Law of the State of Maryland, and we express no opinion as to the laws of another jurisdiction and we assume no responsibility for the applicability or effect of the law of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus, which is a part of the

Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Clifford Chance US LLP